As filed with the Securities and Exchange Commission on August 17, 2018
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________
Global Water Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0632193

(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)
Global Water Resources, Inc. 2018 Stock Option Plan
(Full title of the plan)

Michael J. Liebman
Chief Financial Officer
Global Water Resources, Inc.
21410 N. 19th Avenue #220
Phoenix, Arizona 85027
(480) 360-7775

(Name, address and telephone number, including area code, of agent for service)
Copies to: Michael M. Donahey Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	875,000 shares(2)	$9.90(3)	$8,662,500	$1,078.48
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock that may become issuable under the Global Water Resources, Inc. 2018 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or similar adjustments.

(2)	Represents shares of common stock reserved for issuance upon the exercise of options available for issuance under the Global Water Resources, Inc. 2018 Stock Option Plan.
(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices of the registrant’s common stock, as reported on the NASDAQ Capital Market on August 16, 2018.

PART I
 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*    The documents containing the information specified in Part I of this Form S-8 will be delivered to each employee, officer, director or other person, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), who is eligible to participate in the Global Water Resources, Inc. 2018 Stock Option Plan (the “Plan”).  These documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents have been filed by Global Water Resources, Inc. (the “Registrant” or the “Company”) with the Commission and are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 9, 2018;

2.	The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30,2018, filed with the Commission on May 10, 2018 and August 8, 2018, respectively;

3.	The Company's Current Reports on Form 8-K, filed with the Commission on March 13, 2018, April 25, 2018, May 18, 2018 and July 20, 2018; and

4.
The description of the Company’s common stock, $0.01 par value per share (“Common Stock”), contained in the Company’s Registration Statement on Form 8-A (File No. 001-37756) filed with the Commission on April 26, 2016 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4.  Description of Securities.
Not applicable.
Item 5.  Interests of Named Experts and Counsel.
Not applicable.

Item 6.  Indemnification of Directors and Officers.
Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Charter and Bylaw Provisions

Article Seven of the Company’s Second Amended and Restated Certificate of Incorporation and Section 6.1 of the Company’s Amended and Restated Bylaws generally provide that, subject to limited exceptions, the Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such covered person.

Article Six of the Company’s Second Amended and Restated Certificate of Incorporation also includes a provision that eliminates the personal liability of directors to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent authorized by the DGCL.

Other

The Company has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought.

The Company has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Company with respect to payments that may be made by the Company to these directors and executive officers pursuant to the Company’s indemnification obligations or otherwise as a matter of law.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Global Water Resources, Inc. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K on May 4, 2016)
4.2	Amended and Restated Bylaws of Global Water Resources, Inc. (incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K on May 4, 2016)
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-209025) on April 25, 2016)
5.1	Opinion of Snell & Wilmer L.L.P. (filed herewith)
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Global Water Resources, Inc. 2018 Stock Option Plan (incorporated by reference to Annex A filed with the Company’s Proxy Statement on Schedule 14A on April 6, 2018)

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4825-2049-7474.3

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 17, 2018.
GLOBAL WATER RESOURCES, INC.

By:	/s/ Ron L. Fleming
Name:	Ron L. Fleming
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Global Water Resources, Inc. whose signatures appear below, hereby constitute and appoint Ron L. Fleming and Michael J. Liebman, and each of them, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement on Form S-8, including post-effective amendments, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Trevor T. Hill	Chairman of the Board	August 17, 2018
Trevor T. Hill

/s/ Ron L. Fleming	President, Chief Executive Officer and Director	August 17, 2018
Ron L. Fleming	(Principal Executive Officer)

/s/ Michael J. Liebman	Chief Financial Officer and Corporate Secretary	August 17, 2018
Michael J. Liebman	(Principal Financial and Accounting Officer)

/s/ William S. Levine	Director	August 17, 2018
William S. Levine

/s/ David C. Tedesco	Director	August 17, 2018
David C. Tedesco

/s/ Richard M. Alexander	Director	August 17, 2018
Richard M. Alexander

/s/ Cindy M. Bowers	Director	August 17, 2018
Cindy M. Bowers

/s/ Debra G. Coy	Director	August 17, 2018
Debra G. Coy

/s/ Brett Huckelbridge	Director	August 17, 2018
Brett Huckelbridge